FOR IMMEDIATE RELEASE	Contacts:	Carissa Carlley

Marketing and Public Relations (972) 747-0051

X-CHANGE CORPORATION ENTERS INTO AGREEMENT TO TEST SAW TECHNOLOGY

DALLAS, March 18, 2008 – The X-Change Corporation (OTCBB: XCHC) is pleased to announce the joint testing of its SAW technology with one of the world’s leaders in drill pipe manufacturing.

“The testing and validation of our SAW technology will lead into the tagging of many products used for drilling of an oil or gas well that are located between the rig floor and the bit, states Kathleen Hanafan, President and Chief Operating Officer. The ability to tag, track and record data on drill pipe and other highly engineered tools down-hole is the solution the oil and gas industry has been waiting for.”

About X-Change Corporation

X-Change Corporation, through its wholly owned subsidiary, AirGATE Technologies, Inc. is a leading end-to-end solution based company specialized in designing, manufacturing and commercializing applicable wireless based technologies delivering to the oil and gas Industry. AirGATE supports small, medium and large enterprises. Please visit www.airgatetech.com for further information.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our ability to continue to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model’s dependence on widespread acceptance of wireless and RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation’s investor relations web page at http://www.airgatetech.com/x-change/, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.